As filed with the Securities and Exchange Commission on August 24, 2026

Registration No. 333-284430

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________________________

UNITED HYDROGEN GLOBAL INC.
(Exact name of registrant as specified in its charter)

___________________________________________

Cayman Islands	4931	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3rd Floor, Building 3, No. 715 Yingshun Road,
Qingpu District, Shanghai,
The People’s Republic of China, 201799
+86-18294434089
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________________________

UNITED HYDROGEN GROUP INC.
(Exact name of registrant as specified in its charter)

___________________________________________

Cayman Islands	4931	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3rd Floor, Building 3, No. 715 Yingshun Road,
Qingpu District, Shanghai,
The People’s Republic of China, 201799
+86-18294434089
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor,
New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________________________

Copies to:

Meng (Mandy) Lai, Esq.; Mark Li, Esq.
MagStone Law, LLP, 415 S Murphy Ave;
Sunnyvale, CA 94086
(650) 513-2555

___________________________________________

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 1 deregisters those securities that remain unsold hereunder as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Post-Effective Amendment shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

SCHEDULE A — TABLE OF ADDITIONAL REGISTRANTS

Name	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address and Telephone Number of Registrant’s Principal Executive Offices
United Hydrogen Group Inc.	Cayman Islands	Not Applicable	16th Floor, Yangtze River Delta Hydrogen Energy Innovation Center, Mingjun Road, Pinghu City, Jiaxing, Zhejiang Province, The People’s Republic of China 314201 +86-18294434089

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form F-4 (File No. 333-284430) (the “Registration Statement”) of United Hydrogen Global Inc. and United Hydrogen Group Inc.

The Registration Statement was declared effective by the Securities and Exchange Commission on September 26, 2025 in connection with the proposed business combination contemplated by the Business Combination Agreement, dated as of June 19, 2024, as amended on June 6, 2025 (the “Business Combination Agreement”), among Aimei Health Technology Co., Ltd., United Hydrogen Global Inc., United Hydrogen Group Inc., and the other parties thereto.

On July 7, 2026, the parties terminated the Business Combination Agreement because certain closing conditions were not satisfied prior to the applicable Outside Date (as defined in the Business Combination Agreement), including the failure to obtain the approval of the China Securities Regulatory Commission. As a result, the proposed business combination will not be consummated, and no securities registered under the Registration Statement will be issued.

Accordingly, pursuant to the undertaking contained in Part II of the Registration Statement and Item 512(a)(3) of Regulation S-K, United Hydrogen Global Inc. and United Hydrogen Group Inc. hereby deregister all securities that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jiaxing, the People’s Republic of China, on August 24, 2026.

UNITED HYDROGEN GLOBAL INC.
By:	/s/ Xia Ma
Name:	Xia Ma
Title:	Chief Executive Officer

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, the undersigned, the duly undersigned representative in the United States of United Hydrogen Global Inc., has signed this Post-Effective Amendment No. 1 to the Registration Statement on August 24, 2026.

Authorized U.S. Representative
Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jiaxing, the People’s Republic of China, on August 24, 2026.

UNITED HYDROGEN GROUP INC.
By:	/s/ Xia Ma
Name:	Xia Ma
Title:	Chief Executive Officer

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement on behalf of United Hydrogen Group Inc.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of United Hydrogen Group Inc., has signed this Post-Effective Amendment No. 1 to the Registration Statement on August 24, 2026.

Authorized U.S. Representative
Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.